UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 15, 2016

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices)

(301) 417-4364

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2016, Synthetic Biologics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (the “Underwriter”), relating to the offering, issuance and sale of 25,000,000 shares of the Company’s common stock (the “Common Stock”) in combination with accompanying warrants (the “Warrants”) to purchase an aggregate of 50,000,000 shares of the Common Stock (the “Offering”). The Common Stock and Warrants are being sold in combination, with two Warrants for each share of Common Stock sold, a Series A warrant and a Series B warrant, each representing the right to purchase one share of Common Stock. The purchase price for each share of Common Stock and accompanying Warrants is $1.00.

The net proceeds to the Company from the sale of the Common Stock and accompanying Warrants, excluding the proceeds, if any from the exercise of the Warrants issued in the Offering are expected to be approximately $23.3 million, after deducting underwriting discounts and commissions and estimated expenses payable by the Company. The Offering is expected to close on or about November 18, 2016, subject to customary closing conditions. Pursuant to the Underwriting Agreement, the Underwriter has a 30-day option to purchase up to 3,750,000 additional shares of Common Stock and Warrants to purchase up to 7,500,000 additional shares of Common Stock.

The shares of Common Stock are immediately separable from the Warrants and will be issued separately. The initial per share exercise price of the Series A warrants is $1.43 and the per share exercise price of the Series B warrants is $1.72, each subject to adjustment as specified in the Warrants. The Series A and Series B warrants may be exercised at any time on or after the date of issuance. The Series A warrants are exercisable until the four year anniversary of the issuance date. The Series B warrants are exercisable until December 31, 2017. There is no established trading market for the Warrants and the Company does not expect a market to develop.  In addition, the Company does not intend to apply for the listing of the Warrants on any national securities exchange or other trading market.

The Company will enter into a warrant agreement (the “Warrant Agreement”), with Corporate Stock Transfer, Inc. (the “Warrant Agent”), pursuant to which the Warrant Agent will act as the Company’s agent in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrants and the delivery of the shares of Common Stock upon exercise of the Warrants. The Warrants will be issued in book-entry form.

Pursuant to the terms of the Warrant, a holder of a Warrant will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants provided that at the election of a holder and notice to us such percentage ownership limitation shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to the Company.

If, at the time a holder exercises its Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the Warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our Common Stock determined according to a formula set forth in the Warrant. In the event of a cashless exercise, if we fail to timely deliver the shares underlying the Warrants, we will be subject to certain buy-in provisions.

In the event of any extraordinary transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, the holder will have the right to have the Warrants and all obligations and rights thereunder assumed by the successor or acquiring corporation. In the event of an extraordinary transaction, we or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the extraordinary transaction, an amount of cash equal to the value of the Warrant as determined in accordance with the Black Scholes option pricing model and the terms of the Warrants.

For the period that our lock-up agreement with Cantor Fitzgerald & Co., as described in the Underwriting Agreement, is in effect, we are prohibited form effecting or entering into any issuance of Common Stock or Common Stock Equivalents (as defined in the Warrant Agreement) involving a Variable Rate Transaction (as defined in the Warrant Agreement).

Subject to applicable laws and the restriction on transfer set forth in the Warrant, the Warrant may be transferred at the option of the holder upon surrender of the Warrant to the Company together with the appropriate instruments of transfer.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-206266) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the terms of the Underwriting Agreement, the Warrant Agreement and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by reference to, the form of Underwriting Agreement, the forms of each of the Warrants and the Warrant Agreement, which are filed as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. A copy of the opinion of Parsons Behle & Latimer relating to the legality of the issuance and sale of the Common Stock and the shares of Common Stock issuable upon exercise of the Warrants is attached as Exhibit 5.1(a) to this Current Report on Form 8-K and a copy of the opinion of Gracin & Marlow, LLP regarding the legality of the issuance and sale of the Warrants is attached as Exhibit 5.1(b) to this Current Report on Form 8-K.

Use of Proceeds

The net proceeds to the Company from the sale of the Common Stock and accompanying Warrants, excluding the proceeds, if any from the exercise of the Warrants issued in the Offering are expected to be approximately $23.3 million, after deducting underwriting discounts and commissions and estimated expenses payable by the Company. The Company intends to use the net proceeds from the Offering primarily to provide necessary funding for the continued clinical development of SYN-010, including initiation of the Company’s planned Phase 2b/3 clinical trial of SYN-010, and progression of SYN-004 to Phase 2 data readout and initiation of the planned Phase 3 clinical trial for SYN-004. In addition, a portion of the net proceeds may be used for general corporate purposes, which may include, among other things, payment of general and administrative expenses and accounts payable, increasing working capital, funding research and development and clinical trials of the Company’s other product candidates and funding capital expenditures. The Company may also use a portion of the net proceeds for licensing or acquiring intellectual property to incorporate into its products and product candidates or its research and development programs, and to in-license, acquire or invest in complementary businesses or products and intellectual property.

Item 8.01	Other Events.

On November 14, 2016, the Company issued a press release announcing the proposed Offering, and on November 15, 2016, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 15, 2016, by and between Synthetic Biologics, Inc. and Cantor Fitzgerald & Co.

4.1	Form of Series A Common Stock Purchase Warrant

4.2	Form of Series B Common Stock Purchase Warrant

4.3	Form of Warrant Agreement by and between Synthetic Biologics, Inc. and Corporate Stock Transfer, Inc.

5.1(a)	Opinion of Parsons Behle & Latimer

5.1(b)	Opinion of Gracin & Marlow, LLP

23.1	Consent of Parsons Behle & Latimer (included in Exhibit 5.1(a))

23.2	Consent of Gracin & Marlow, LLP (included in Exhibit 5.1(b))

99.1	Press release, dated November 14, 2016

99.2	Press release, dated November 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

synthetic biologics, Inc.

Date: November 15, 2016	By:	/s/ Steven A. Shallcross
Name: Steven A. Shallcross
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 15, 2016, by and between Synthetic Biologics, Inc. and Cantor Fitzgerald & Co.

4.1	Form of Series A Common Stock Purchase Warrant

4.2	Form of Series B Common Stock Purchase Warrant

4.3	Form of Warrant Agreement by and between Synthetic Biologics, Inc. and Corporate Stock Transfer, Inc.

5.1(a)	Opinion of Parsons Behle & Latimer

5.1(b)	Opinion of Gracin & Marlow, LLP

23.1	Consent of Parsons Behle & Latimer (included in Exhibit 5.1(a))

23.2	Consent of Gracin & Marlow, LLP (included in Exhibit 5.1(b)

99.1	Press release, dated November 14, 2016

99.2	Press release, dated November 15, 2016